AMERICAN HOME PRODUCTS CORPORATION
           RETIREMENT PLAN FOR OUTSIDE DIRECTORS (the "Plan")
                    (Amended as of February 24, 1994)

1.     PURPOSE
     The purpose of the Plan is to enable American Home Products
Corporation (the "Company"), by offering retirement and disability benefits to its Outside Directors, to attract and retain outstanding individuals to serve as Outside Directors of the Company. The Plan is effective July 1, 1987.

2.     DEFINITIONS
     2.01 Annual Retainer: An amount equal to the annual retainer payable to an Outside Director for serving on the Board of Directors of the Company.

     2.02 Beneficiary: The person or persons designated by an Outside Director pursuant to Section 7.

     2.03  Board:  The Board of Directors of the Company.

     2.04  Committee:  The AHPC Corporate Retirement Committee.

     2.05 Disability: Complete and permanent inability, by reason of illness or accident, to perform the individual's duties as an Outside Director. The determination whether an Outside Director has suffered a Disability shall be made by the Committee based upon such evidence as it deems appropriate.
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     2.06  Outside Director:  A director of the Company who is not presently an employee of the Company or any subsidiary.

     2.07 Year of Service: An individual shall be credited with a Year of Service for each full year and any partial year served as an Outside Director. An Outside Director who has served as a director of the Company while employed by the Company shall be credited with a Year of Service for each full year and any partial year served as a director and employee of the Company, provided, however, such Director must have at least 5 years of Service as an Outside Director to be eligible for benefits under the Plan. For the purpose a "year" is the twelve month period commencing with the first day of the individual's service as a director of the Company, or any anniversary thereof. Service shall be credited for service as a director of the Company both before and after July 1, 1987, the effective date of the Plan.

3.     ADMINISTRATION
     The Plan shall be administered by the Committee, which shall have the exclusive authority to take any action necessary or appropriate for the proper administration of the Plan. The Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, and its Outside Directors.

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4.     PARTICIPATION
     An individual who is an Outside Director as of July 1, 1987 shall participate in the Plan as of that date. Each individual who subsequently becomes an Outside Director shall commence participation in the Plan on the first day of service as an Outside Director.

5.     OUTSIDE DIRECTORS RETIREMENTS BENEFITS
      5.01(a) Eligibility For Retirement Benefits. Upon any termination of service as an Outside Director due to retirement after the Outside Director has attained age 65 and has ten or more Years of Service, such Outside Director shall be entitled to receive from the Company an annual retirement benefit commencing in the quarter of the calendar year next following the quarter of the calendar year in which the Outside Director's service terminates as set forth below. In the case of an Outside Director who has ten or more Years of Service who has a termination of service for any reason as an Outside Director before age 65, such Outside Director shall be entitled to receive a retirement benefit upon attaining age 65.
     Upon any termination of service as an Outside Director due to Disability at any time after the Outside Director has completed ten or more Years of Service, an Outside Director shall be entitled to receive from the Company an annual retirement benefit commencing in the next quarter of the calendar year following the quarter of the calendar year in which the Outside Director's service terminates

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due to Disability as set forth below.  Such annual retirement benefit shall continue even through an Outside Director has recovered from a Disability at a future date.
     If an Outside Director who has completed ten or more Years of Service dies before receiving any retirement benefit under the Plan, his Beneficiary or his estate or his Beneficiary's estate, determined in accordance with Section 7 of the Plan, shall be paid in a lump sum an amount equal to five times the Annual Retainer in the calendar quarter following his date of death.
     (b) Amount of Retirement Benefit. The annual retirement benefit shall equal the Annual Retainer, and shall be payable to the Outside Director for his life. Each annual retirement benefit shall be payable quarterly by dividing the Annual Retainer into four equal installments. The retirement benefit paid to Outside Directors before January 27, 1994 will be based on the Annual Retainer in effect on the date on which the Outside Director's service as a Director of the Company ceases due to retirement, disability or death. The retirement benefit paid to Outside Directors on or after January 27, 1994 will be based on the then current Annual Retainer in effect for the year for which the payment is made.
     If the Outside Director dies after becoming eligible for benefits under Section 5.01(a) but prior to receiving five annual retirement benefit payments under the Plan, an amount equal to five times the Annual Retainer, less any annual retirement benefit payments received by the Outside Director, shall be paid in a lump
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sum to the Outside Director's Beneficiary (or other recipient as provided in Section 7 of the Plan) and no further benefit shall be payable. If the Outside Director dies after receiving five annual retirement benefit payments under the Plan, no further benefit shall be payable, except that if the Outside Director dies between quarterly payments the quarterly annual retirement benefit shall be prorated up to the date of his death and such amount shall be paid to his Beneficiary or to his estate or the Beneficiary's estate in accordance with Section 7.

6.     LIMITATION ON RIGHT TO RECEIVE BENEFITS
     An Outside Director, a Beneficiary and their respective estates shall have no right to receive benefits under the Plan (or to receive additional benefits if benefits have already commenced) if, in the opinion of the Board, the Outside Director has engaged in an act of misconduct or otherwise engaged in conduct contrary to the best interest of the Company.

7.     DESIGNATION OF BENEFICIARY
     An Outside Director may designate a person or persons (the "Beneficiary") to receive, after the Outside Director's death, any remaining benefits payable under the Plan. Such designation shall be made by the Outside Director on a form prescribed by the Committee. The Outside Director may at any time change or revise such designation by filing a new form with the Committee. If the Outside Director does not designate a Beneficiary or the
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Beneficiary predeceases the Outside Director, any remaining benefits payable under the Plan after the Outside Director's death shall be paid to the Outside Director's estate. If the Beneficiary survives the Outside Director but dies prior to receiving the benefits payable under the Plan, the benefits shall be paid to the Beneficiary's estate.

8.     AMENDMENT AND TERMINATION
     The Board may at any time amend or terminate the Plan. No such amendment or termination shall reduce the amount of an Outside Director's Plan benefits which have accrued prior to the amendment or termination without the consent of the Outside Director (or, in the event of death, the Outside Director's Beneficiary or estate).

9.     MISCELLANEOUS PROVISIONS
     9.01 Neither the establishment of the Plan, nor any action taken thereunder, shall in any way obligate the Company to nominate an Outside Director for reelection or continue to retain an Outside Director on the Board.

     9.02 Except as provided in Section 7, an Outside Director's or Beneficiary's rights under the Plan, including the right of receive moneys due thereunder, may not be assigned or transferred, and any attempted assignment or transfer shall be null and void.
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     9.03     The Plan shall be unfunded.  All benefits payable
under the Plan shall be paid from the general assets of the Company, which are subject to the claims of the Company's general creditors.

     9.04 The Plan shall be binding upon any successors to the Company by merger, acquisition, consolidation or otherwise.

     9.05 The masculine gender shall be deemed to refer to the feminine wherever appropriate.

     9.06     The provisions of the Plan shall be governed by the
laws of the State of New York.
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          AMERICAN HOME PRODUCTS CORPORATION
     RETIREMENT PLAN FOR OUTSIDE DIRECTORS (the "Plan")

                      BENEFICIARY DESIGNATION FORM
     In accordance with Section 7 of the Plan, I hereby designate the following persons as my primary and secondary beneficiaries.
             Primary Beneficiary         Secondary Beneficiary
Name   __________________________     ________________________
Address _________________________     ________________________
Relationship______________________    _________________________
Soc. Sec. No._____________________    _________________________

The primary beneficiary shall receive after my death any remaining benefits payable under the Plan. If the primary beneficiary does not survive me but the secondary beneficiary does survive me, such benefits shall be paid to the secondary beneficiary.

I understand that if neither of the above designated beneficiaries survives me, or if I have not designated a beneficiary as of the date of my death, any remaining benefits payable under the Plan after my death shall be paid to my estate.

________________________________   ________________________________
Date                                   Outside Director